RSU Awards – Non-U.S., Non-French
Sprinklr, Inc.
RSU Award Grant Notice
(2021 Equity Incentive Plan)
Sprinklr, Inc. (the “Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Award Agreement (the “Agreement”) (the definition of which shall include any special terms and conditions for the Participant’s country set out in the attached appendix (the “Appendix”)), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:	Date of Grant
Number of Restricted Stock Units:

Vesting Schedule:
Twenty-five percent (25%) of the restricted stock units (the “RSUs”) shall vest on the first Quarterly Vesting Date (as defined below) that occurs on or after Participant’s completion of one year of Continuous Service following the Vesting Commencement Date, and an additional 1/16th of the RSUs shall vest on each Quarterly Vesting Date that occurs thereafter, subject to Participant’s Continuous Service through each such vesting date.
“Quarterly Vesting Date” shall mean each of March, June, September and December 15.
Notwithstanding the foregoing, vesting shall terminate upon Participant’s termination of Continuous Service.

Issuance Schedule:	One share of Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Agreement.
Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
•The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•You have read and are familiar with the provisions of the Plan, the RSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the RSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•To the fullest extent permitted under the Plan and applicable law, any Withholding Taxes (as defined in the RSU Award Agreement) applicable to the RSU Award will be satisfied through the sale of a number of the shares issuable in settlement of the RSU Award as determined in accordance with Section 4 of the Agreement and the remittance of the cash proceeds to the Company. Under the Agreement, the Company

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or, if different, your employer shall make payment from the cash proceeds of this sale directly to the appropriate tax or social security authorities in an amount equal to the taxes required to be remitted. The mandatory sale of shares to cover Withholding Taxes is imposed by the Company on you in connection with your receipt of this RSU Award.
•The RSU Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.
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Sprinklr, Inc. By: Signature Title: Date:	Participant: By: Signature Date:
By providing an additional signature below, I declare that I expressly agree with the provisions regarding termination of Continuous Service described in the Plan (including in Sections 4(g)-(h) thereof), the Agreement (including in Sections 11(f) and (g) thereof), and the attached Appendix for my country.

Participant: Signature Date:

Attachments: RSU Award Agreement (including the Appendix), 2021 Equity Incentive Plan
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RSU Awards – Non-U.S., Non-French
Attachment I
Award Agreement

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Sprinklr, Inc.
2021 Equity Incentive Plan
Award Agreement (RSU Award) - International
As reflected by your Restricted Stock Unit Grant Notice (“Grant Notice”), Sprinklr, Inc. (the “Company”) has granted you a RSU Award under its 2021 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award as specified in this Award Agreement for your RSU Award (the “Agreement”, the definition of which shall include any special terms and conditions for your country set out in the attached appendix (the “Appendix”)) and the Grant Notice constitute your “RSU Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your RSU Award are as follows:
1.Governing Plan Document. Your RSU Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your RSU Award;
(b)Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the RSU Award; and
(c)Section 8 of the Plan regarding the tax consequences of your RSU Award.
Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.Grant of the RSU Award. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice as modified to reflect any Capitalization Adjustment and subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.
3.Dividends. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.
4.Withholding Obligations.
(a)You acknowledge that, regardless of any action taken by the Company, or if different, the Affiliate employing or engaging you (the “Employer”), the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of
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the RSU Award, including, but not limited to, the grant of the RSU Award, the vesting of the RSU Award, the issuance of shares in settlement of vesting of the RSU Award, the subsequent sale of any shares of Common Stock acquired pursuant to the RSU Award and the receipt of any dividends or dividend equivalent; and (ii) do not commit to and are under no obligation to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.
(b)On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with Applicable Law, you agree to make adequate provision for any sums required to satisfy the withholding obligations of the Company, the Employer or any Affiliate in connection with any Tax-Related Items that arise in connection with your RSU Award (the “Withholding Taxes”). The Company shall arrange a mandatory sale (on your behalf pursuant to your authorization under this section and without further consent) of the shares of Common Stock issued in settlement upon the vesting of your Restricted Stock Units in an amount necessary to satisfy the Withholding Taxes and shall satisfy the Withholding Taxes by withholding from the proceeds of such sale (the “Mandatory Sell to Cover”). You hereby acknowledge and agree that the Company shall have the authority to administer the Mandatory Sell to Cover arrangement in its sole discretion with a registered broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) as the Company may select as the agent (the “Agent”) who will sell on the open market at the then prevailing market price(s), as soon as practicable on or after each date on which your Restricted Stock Units vest, the number (rounded up to the next whole number) of the shares of Common Stock to be delivered to you in connection with the vesting of the Restricted Stock Units sufficient to generate proceeds to cover (i) the Withholding Taxes that you are required to pay pursuant to the Plan and this Agreement as a result of the vesting of the Restricted Stock Units (or shares being issued thereunder, as applicable) and (ii) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto any remaining funds shall be remitted to you.
(c)If, for any reason, such Mandatory Sell to Cover does not result in sufficient proceeds to satisfy the Withholding Taxes, or if such Mandatory Sell to Cover is not permitted by Applicable Law, the Company or an Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your RSU Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or the Employer; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Restricted Stock Units with a fair market value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Board or Compensation Committee.
(d)Unless the tax withholding obligations of the Company and/or any Affiliate with respect to the Tax-Related Items are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
(e)In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Tax-Related Items withholding obligation was greater than the amount withheld by the Company or your Employer, you agree to indemnify and hold the Company and your Employer harmless from any failure by the Company or your Employer to withhold the proper amount.
(f)You acknowledge that the Mandatory Sell to Cover is imposed by the Company on you pursuant to the terms of the RSU Award.
(g)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts, or other applicable withholding rates, including maximum applicable rates in your jurisdiction(s). If the maximum rate is used, any over-withheld amount may be refunded to you in cash by
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the Company or Employer (with no entitlement to the equivalent in shares of Common Stock), or if not refunded, you may seek a refund from the local tax authorities. You must pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described.
5.Date of Issuance.
(a)If you are subject to taxation in the United States, the issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations, if any, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)Notwithstanding the foregoing, if (i) selling shares of the Company’s Common Stock in the public market on the Original Issuance Date to satisfy your withholding obligation in accordance with Section 4 of this Agreement is prohibited for any reason, and (ii) the Company elects not to instead satisfy the withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Issuance Date and shall instead be delivered to you on the earliest of: (1) the first date that you are not prohibited from selling shares of the Company’s Common Stock in the open market, or (2) such earlier date that the Company elects to satisfy the withholding obligation by withholding shares from your distribution; provided, however, that notwithstanding the foregoing, if you are subject to taxation in the United States, in no event will the shares be delivered to you any later than: (A) December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of the taxable year in which the Original Issuance Date occurs), or (B) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d). If you are subject to taxation in the United States, delivery of the shares is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner.
(c)In addition and notwithstanding the foregoing, no shares of Common Stock issuable to you under this Section 5 as a result of the vesting of one or more Restricted Stock Units will be delivered to you until any filings that may be required pursuant to the Hart-Scott-Rodino (“HSR”) Act in connection with the issuance of such shares have been filed and any required waiting period under the HSR Act has expired or been terminated (any such filings and/or waiting period required pursuant to HSR, the “HSR Requirements”). If the HSR Requirements apply to the issuance of any shares of Common Stock issuable to you under this Section 5 upon vesting of one or more Restricted Stock Units, such shares of Common Stock will not be issued on the Original Issuance Date and will instead be issued on the first business day on or following the date when all such HSR Requirements are satisfied and when you are permitted to sell shares of Common Stock on an established stock exchange or stock market, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities. Notwithstanding the foregoing, if you are subject to taxation in the United States, the issuance date for any shares of Common Stock delayed under this Section 5(c) shall in no event be later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), unless a later issuance date is permitted without incurring adverse tax consequences under Section 409A of the Code or other Applicable Law.
(d)To the extent the RSU Award is a Non-Exempt RSU Award, the provisions of Section 11 of the Plan shall apply.
6.Transferability. Your RSU Award is not transferable, except to your personal representative on your death.
7.Corporate Transaction. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a
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stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
8.No Liability for Taxes. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax or social security liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax and social security consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.
9.Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
10.Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
11.Award not a Service Contract. By accepting your RSU Award, you acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;
(b)the grant of your RSU Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards (whether on the same or different terms), or benefits in lieu of awards, even if awards have been granted in the past;
(c)your RSU Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(d)the future value of the shares of Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;
(e)neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your RSU Award or of any amounts due to you pursuant to the vesting of your RSU Award or the subsequent sale of any shares of Common Stock received;
(f)for the purposes of your RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the RSU Award under the Plan, if any, will terminate as of such date and in each instance will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of his or her employment agreement, if any) and the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence);
(g)no claim or entitlement to compensation or damages shall arise from forfeiture of this RSU Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not
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later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this RSU Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.
12.Data Privacy.
(a)You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your RSU Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.
(b)For the purposes of operating the Plan in the European Union, Switzerland and the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.
13.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
14.Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to this RSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
15.Foreign Asset/Account, Exchange Control and Tax Reporting. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You
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acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.
16.Choice of Law. The interpretation, performance and enforcement of this RSU Award Agreement shall be governed by the laws of the State of Delaware without regard to that state’s conflicts of laws rules.
17.Appendix. Notwithstanding any provisions in this RSU Award Agreement, your RSU Award shall be subject to the special terms and conditions for your country set forth in the Appendix attached hereto. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this RSU Award Agreement.
18.Questions. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of certain income tax and/or social security consequences, please see the Prospectus.
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APPENDIX
This Appendix includes special terms and conditions that govern the RSU Award granted to you under the Plan if you reside and/or work in any country listed below.
The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to you. References to your Employer shall include any entity that engages your services.
Australia

Breach of Law. Notwithstanding anything else in the Plan or the RSU Award Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Securities Law Information. The grant of the RSU Award is made without disclosure under the Corporations Act pursuant to, subject to the number of participants in the Offering, either: (i) certain exceptions available to the Company under the Corporations Act; or (ii) in reliance on the Australian Securities and Investments Commission Class Order [CO14/1000].
Advice. Any advice given to you by the Company, or a representative of the Company, in relation to the RSU Award should not be considered as investment advice and does not take into account your objectives, financial situation, or needs.
Australian law normally requires persons who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is material for investors to make an informed decision. The usual rules do not apply to this offer because it is made in reliance on certain exceptions available to the Company under the Corporations Act. As a result, you may not be given all of the information normally expected when receiving an offer of financial products in Australia. You will also have fewer other legal protections for this investment.
You should consider obtaining your own financial product advice from a person who is licenced by the Australian Securities and Investments Commission (“ASIC”) to give such advice before accepting the RSU Award.
Risks. There are risks associated with the Company and a number of general risks associated with an investment in the RSU Award and the underlying shares of Common Stock. These risks may individually or in combination materially and adversely affect the future operating and financial performance of the Company and, accordingly, the value of shares of Common Stock. There can be no guarantee that the Company will achieve its stated objectives. Before agreeing to participate in the Plan, you should be satisfied that you have a sufficient understanding of the risks involved in making an investment in the Company and whether it is a suitable investment, having regard to your objectives, financial situation, and needs.
The RSU Award will only vest on the satisfaction of the conditions (if any) set out in the enclosed Grant Notice and the issue of the RSU Award to you is subject to the terms of the enclosed RSU Award Agreement and Plan. There is a chance that any conditions attaching to the RSU Award may never be fulfilled and that the RSU Award will not vest.
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Further risks and rights with respect to holding an RSU Award are set out in the enclosed RSU Award Agreement and Plan.
Stock price and currency information. Shares of Common Stock are quoted on the NYSE and are valued in United States dollars (“USD”) – see https://www.nyse.com/quote. The equivalent stock price in Australian dollars (“AUD”) can be calculated by taking the NYSE market price in USD and applying the prevailing USD / AUD exchange rate to the market price. Alternatively, if necessary, the Company will provide you with the market price of the Company’s shares of Common Stock on the NYSE (in AUD) upon written request to the Company. Such information will be provided to you as soon as practicable following the request.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD $10,000 and international fund transfers. You understand that the Australian bank assisting with the transaction may file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report. You should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in Australia.
Tax Information. This Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
Data Privacy. Section 12 (Data Privacy) is deleted and replaced with the following:
You explicitly and unambiguously consent to the collection, holding, use and disclosure, in electronic or other form, of your personal information (as that term is defined in the Privacy Act 1988 (Cth)) as described in this document by and among, as applicable, your Employer, the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your Employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, email address and other contact details, date of birth, tax file number (or other identification number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). The collection of this information may be required for compliance with various legislation, including the Corporations Act 2001 (Cth) and applicable taxation legislation. You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Australia or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protection of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to collect, hold, use and disclose the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party (that may or may not be located in Australia or elsewhere) with whom you may elect to deposit any shares of the Common Stock acquired upon the vesting of the RSU Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or for the period required by law, whichever is the longer. You may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. You acknowledge that further information on how your Employer, the Company and its Affiliates collect, hold, use and disclose Data and personal information (and how you can access, correct or complain about the handling of that Data or personal information by your Employer, the Company and its Affiliates) can be found at https://fortis-sprinklr.highspot.com/items/60c7cff16a3b112d08484a39?lfrm=srp.1.

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Bahrain

Securities Law Information. The RSU Award Agreement does not constitute advertising or an offering of securities in Bahrain, nor does it constitute an allotment of securities in Bahrain. Any shares of Common Stock issued pursuant to the RSU Award under the Plan shall be deposited into a Company-designated brokerage account in the United States. In no event will shares of Common Stock be issued or delivered in Bahrain. The issuance of shares of Common Stock pursuant to the RSU Award described herein has not and will not be registered in Bahrain and hence, the shares of Common Stock described herein may not be admitted or used for offering, placement or public circulation in Bahrain. Accordingly, you may not make any public advertising or announcements regarding the RSU Award or Shares in Bahrain, promote these shares of Common Stock to legal entities or individuals in Bahrain, or sell shares of Common Stock directly to other legal entities or individuals in Bahrain. You acknowledge and agree that shares of Common Stock may only be sold outside of Bahrain and on a stock exchange on which the Company is traded (i.e., the NYSE).
Brazil

Compliance with the Law. By accepting the RSU Award, you acknowledge your agreement to comply with applicable Brazilian laws and to pay any and all applicable federal, state, local and foreign tax and social security liabilities, if any, which arise in connection with your RSU Award.

Nature of Grant. The following provision supplements Section 11 of the RSU Award Agreement:

By accepting the RSU Award, you agree that: (i) you are making an investment decision; and (ii) the value of the shares of Common Stock is not fixed and may increase or decrease over the vesting period without compensation to you. You understand that the RSU Award is granted to you by the Company and does not constitute part of your normal compensation or salary. You further understand that the RSU Award was granted by the Company as a one-time benefit.

Exchange Control Information. If you are a Brazilian resident, you must periodically disclose to the Central Bank of Brazil a declaration of assets and rights held abroad, including: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including shares of Common Stock acquired under the Plan; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets. The reporting is made by means of a Statement of Brazilian Capitals Abroad (“DCBE”) and must be submitted annually if the aggregate value of such assets and rights is USD $1,000,000 or more. Notwithstanding the above, the declaration is required quarterly if at the dates of March 31, June 30 and September 30, of each year, the aggregate value of such assets and rights held outside of Brazil is USD $100,000,000 or more. You should consult with a personal advisor to ensure compliance with the applicable exchange control requirements.

Securities Law Information: Please note that the offer of the RSU Award under the Plan will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”). Therefore, the RSU Award will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulations.
Canada

Grant of the RSU Award. Notwithstanding any other provision governing your RSU Award, except as set forth below under “Withholding Obligations”, the Company may not issue you the cash equivalent of shares of Common Stock, in part or in full satisfaction of the delivery of shares of Common Stock upon vesting of your RSU Award.
Data Privacy. The following provision supplements Section 12 (Data Privacy) of the RSU Award Agreement:
You hereby authorize the Company and its representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any Affiliates and any stock plan service provider that may be
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selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. You further authorize the Company and any Affiliates to record such information and to keep such information in your employee file.
Language Consent. The parties acknowledge that it is their express wish that the RSU Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que cette Annexe, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Continuous Service. Notwithstanding anything else in the Plan or the RSU Award Agreement, your Continuous Service will be deemed to end on the date when you cease to be actively providing services to the Company or an Affiliate, regardless of whether the cessation of your employment was lawful, and shall not include any period of statutory, contractual, common law, civil law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment. As a result, if you receive notice of termination for a reason other than Cause, and the Company or its Affiliate does not require you to continue to attend at work and elects to provide you with a payment in lieu of notice, your Continuous Service will end on the date you receive such notice, as opposed any later date when severance payments to you cease.
Employment Matters. The definition of “Cause” is modified such that the following supplements the existing definition in the Plan:
“Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions; or (vi) any other serious act or omission that amounts to just cause at law. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose”
In Section 9(e) of the Plan, references to “at will” employment are deleted.
No Fractions. No fractional shares of Common Stock shall be issued under the RSU Award Agreement and no cash amount shall be payable in respect thereof.
Voluntary Participation. Your participation in the Plan is voluntary, and you acknowledge and agree that you have not been induced to enter into the RSU Award Agreement or acquire any RSU Award or shares of Common Stock by expectation of employment, engagement or appointment or continued employment, engagement or appointment.
Securities Law Information.
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The definition of “Affiliate” is modified such that the following supplements the existing definition in the Plan:
“For purposes of issuances of securities under the Plan to Directors, Employees and Consultants in Canada, an Affiliate means a person (which includes a corporation) that controls the Company or is controlled by the Company or is controlled by the same person that controls the Company. For this purpose, a person (first person) is considered to control a person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of ownership of or direction over voting securities in the second person (over 50%); or a written agreement or indenture.”
The definition of “Consultant” is modified such that the following supplements the existing definition in the Plan:
“For purposes of issuances of securities under the Plan to Consultants in Canada, a Consultant means a person, other than an employee, executive officer or director of the Company or an Affiliate that (a) is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution; (b) provides the services under a written contract with the Company or an Affiliate; and (c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate and includes (d) for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and (e) for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate.”
You understand that you are permitted to sell the shares of Common Stock acquired pursuant to any RSU Awards, provided that the Company is a “foreign issuer” that is not a public company in any jurisdiction of Canada and the sale of the shares of Common Stock acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, in addition to not being a reporting issuer in any jurisdiction of Canada, a “foreign issuer” is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.
Foreign Asset/Account Reporting Information. Canadian residents are required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of their foreign property exceeds a certain threshold at any time in the year. It is your responsibility to comply with these reporting obligations, and you should consult with your own personal tax advisor in this regard.
Withholding Obligations. Section 4 of the RSU Award Agreement is deleted and replaced with the following (which shall apply in the case of any inconsistencies with Section 8 of the Plan):
On or before the time you receive a distribution of the shares of Common Stock underlying your RSU Award, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate arrangements satisfactory to the Company or adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding and source deduction obligations of the Company or any Affiliate that arise in connection with your RSU Award (the “Withholding Taxes”). To the extent you fail to make such arrangements, you hereby authorize the Company or any Affiliate to satisfy all or any portion of the Withholding Taxes obligation relating to your RSU Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; or (ii) permitting you to enter into a “same day sale” commitment, if applicable, with a broker-dealer (subject to your written consent) whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your RSU Award to satisfy the Withholding Taxes and whereby the broker-dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company or its Affiliates. However, the Company does not guarantee that you will be able to satisfy the
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Withholding Taxes through any of the methods described in the preceding provisions and in all circumstances you remain responsible for timely and fully satisfying the Withholding Taxes.
Denmark

Stock Option Act. You acknowledge that you received the Employer Statement in Danish (a copy of which is appended hereto at Attachment III) which sets forth additional terms of the RSU Award to the extent the Danish Stock Options Act applies.
Foreign Asset / Account Reporting. If you establish an account holding cash or shares of Common Stock outside Denmark, you must report the account to the Danish Tax Administration.
Germany

Securities Disclaimer. Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.
Exchange Control Information. Cross-border payments in excess of EUR €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event that you make or receive a payment in excess of this amount, you are required to report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).
Tax Reporting. You must report and pay any capital gains tax liability that arises in connection with the sale of shares of Common Stock acquired under the Plan. In general the statutory deadline of filing annual income tax returns for taxpayers is July 31 of the calendar year following the respective fiscal year. Payment periods of due tax amounts are determined in view of the competent tax office. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Germany.
Hong Kong

Securities Law Notification. WARNING: The RSU Award and the shares of Common Stock subject to the RSU Award do not constitute a public offering of securities under Hong Kong law and are available only to certain eligible service providers of the Company and its Affiliates. The Plan, the RSU Award Agreement and other incidental communication materials related to the RSU Award have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. The Plan, the RSU Award Agreement and the incidental communication materials are intended only for your personal use and not for distribution to any other persons. If you have any questions or concerns about any of the contents of the Plan, the RSU Award Agreement or any other incidental communication materials, you should obtain independent professional advice.

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, the grant of the RSU Award shall be void.
India

Vesting Restriction. The following supplements the RSU Award Agreement:
You must comply at the time of vesting with applicable laws and regulations of India, including but not limited to the Foreign Exchange Management Act, 1999 of India and the rules, regulations and amendments made thereto (“FEMA”). Upon acquisition of shares of Common Stock under the Plan, you will not be required to immediately sell those shares of Common Stock. However, should you subsequently sell the shares of Common Stock acquired under the Plan, you acknowledge your obligation and agree to: (i) repatriate to India, any proceeds from the sale of shares of Common Stock acquired under the Plan (or the receipt of any dividends to India) within 90 days of the
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date of sale; and (ii) obtain a foreign inward remittance certificate (“FIRC”) from the bank in which you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your Employer requests proof of repatriation. It is your responsibility to comply with exchange control laws in India. Neither the Company nor the Employer will be liable for any fines or penalties resulting from your failure to comply with any applicable laws.
Further, the Plan and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by you.
Responsibility for Taxes. Indian residents who have received Restricted Stock Units are liable to pay taxes when the shares are vested. The fair market value will be determined by the category - 1 merchant banker duly registered with SEBI as on the date of purchase/allotment of shares of Common Stock as per the provisions of Income Tax in India. You hereby agree to pay taxes by any of the methods prescribed in Section 4 of this Agreement on the difference between fair market value and grant price paid by you. You are also responsible to pay taxes on subsequent sale of shares of Common Stock at the applicable rates prevailing at the time of sale. You are also responsible to pay taxes on dividend income at the applicable rates prevailing at the time of declaration/receipt. Neither the Company nor the Employer are responsible for the tax payable by you on such subsequent sale. You agree that it is your responsibility to comply with the payment of taxes and compliance requirements and you shall consult your personal advisor in this regard.
Foreign Asset/Account Reporting Information. Indian residents are required to declare any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside of India) in their annual income tax returns (in schedule FA: details of foreign assets and income from source outside India). You are required to mandatorily file the tax returns if you have any assets outside India even if your income is below the threshold limit prescribed under the income tax law. You are responsible for complying with this reporting obligation and should confer with your personal tax advisor to determine your obligations in this regard.
Securities Law Notification: The RSU Award and the shares of Common Stock subject to the RSU Award do not constitute a public offering of securities under the Companies Act, 2013 (Indian Company law) and are available only to Employees. The Plan, the RSU Award Agreement and other incidental communication materials related to the RSU Award have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in India, and the documents have not been reviewed by any regulatory authority in India. The Plan, the RSU Award Agreement and the incidental communication materials are intended only for your personal use and not for distribution to any other persons. If you have any questions or concerns about any of the contents of the Plan, the RSU Award Agreement or any other incidental communication materials, you should obtain independent professional advice.
Italy

Plan Document Acknowledgement. By accepting the RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the RSU Award Agreement in their entirety and fully understand and accept all provisions of the Plan and the RSU Award Agreement.

You acknowledge that you have read and specifically and expressly approve the following sections of the RSU Award Agreement and this Appendix, including: (8) No Liability for Taxes; (9) Severability; (11) Award Not a Service Contract; (12) Data Privacy; (14) Language; and (16) Choice of Law.

Foreign Asset/Account Reporting Information. If you are an Italian resident and, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).

Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. You should consult with your personal tax advisor about the foreign financial assets tax.
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Japan

Foreign Asset / Account Reporting. If you hold assets outside of Japan (e.g., shares of Common Stock acquired under the Plan) with a value exceeding JPY ¥50,000,000 (as of December 31 each year), you are required to comply with annual tax reporting obligations with respect to such assets. Such a report will be due by March 15 each year. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Japan.
Exchange Control Information. If you acquire shares of Common Stock valued at more than JPY ¥100,000,000 in a single transaction, you must file a Report Concerning Acquisition or Transfer of Securities with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition of the shares of Common Stock.
Luxembourg
There are no country-specific provisions.

Mexico

No Entitlement or Claims for Compensation.  These provisions supplement Section 11 (Award Not A Service Contract) of the RSU Award Agreement that clarify that the grant, vesting or settlement of your RSU Award does not give you a right to continued service/employment with your employer.
Modification.  By accepting the grant of an RSU Award, you understand and agree that any modification of the Plan or the RSU Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your employment with your employer, as this benefit derives from a commercial relationship between you and the Company.
Policy Statement.  The grant of the RSU Award by the Company under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability. Under such scenario, is it expressly agreed by you that such situation would not be deemed as impacting your employment relationship with your employer in any way.
The Company, with registered offices at 29 West 35th Street, 8th Floor, New York NY 10001, United States of America, is solely responsible for the administration and participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is a third party company (“Employer”), nor does it establish any rights between you and the Employer as the latter does not sponsor, contribute to, make any payment, grant any RSU Award or have any relationship with the Plan, the RSU Award Agreement and/or the RSU Award, all of which are sponsored solely and exclusively by the Company which is the only party responsible for the contribution of any amount pursuant to the Plan and/or the RSU Award Agreement and the only party responsible for making any payment or granting any RSU Awards thereunder. Pursuant to the foregoing, you expressly agree and recognize for all legal purposes that your participation in the Plan, and any benefit associated therewith shall not be construed as being part of, derived from, or in any way related to the employment relationship that you may have with the Employer. As a result, the RSU Award would not be considered for salary integration purposes, on the understanding that only those benefits that are directly covered by the Employer as a result of the employment relationship can be considered for this purpose, which is not the case in respect of the RSU Award.
Plan Document Acknowledgment.  By accepting the grant of an RSU Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the RSU Award Agreement in their entirety and fully understand and accept all provisions of the Plan and the RSU Award Agreement.
In addition, by signing the RSU Award Agreement, you further acknowledge that you have read and specifically and expressly approved the terms and conditions in Section 11 of the RSU Award Agreement (Award Not A Service Contract) that clarify that the grant, vesting or settlement of an RSU Award does not give you a right to continued
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service/employment with the Employer, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company nor any Affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the RSU Award.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore you also grant a full and broad release to the Employer, the Company and any Affiliate with respect to any claim that may arise under the Plan.
Tax obligations. By accepting the grant of the RSU Award and signing the Restricted Stock Unit Grant Notice, you acknowledge that it is your responsibility to review and confirm the tax effects that may be generated or derived from this acceptance, with your tax advisors.
You also acknowledge that you are aware that any tax triggered or derived from the granting and/or vesting of the RSU Award shall be recognized in the monthly and annual income tax return or returns that shall be filed pursuant to Mexican law and the corresponding income tax payment shall be properly, duly and timely paid, if any.
Notwithstanding the foregoing, if your Employer is obliged to withhold the corresponding tax pursuant to applicable law, depending on the payment method of the vested RSU Award, your Employer will provide you with a notice, no later than 5 days after the vesting of your RSU Award, informing you that your Employer will make the corresponding withholdings, which would substitute your obligations to make a direct filing of the monthly income tax return and the corresponding payment.
Termination of Continuous Service.  By accepting the grant of an RSU Award and signing the Restricted Stock Unit Grant Notice, you acknowledge that you have read and specifically and expressly approved the terms and conditions in Section 5(a)(iv) of the Plan (Termination of the employment relationship or Continuous Service) that clarify that if your employment relationship or Continuous Service with the Employer terminates for any reason, any portion of your RSU Award that has not vested will be forfeited upon such termination and you will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.
In addition, by signing the RSU Award Agreement, you further acknowledge and agree that for the purposes of the RSU Award, your employment relationship or Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Employer (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and your right to vest in the RSU Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence).
Language.  You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so that you have a complete and accurate understanding of each and every of the terms and conditions of the Plan, the RSU Award Agreement and the RSU Award Grant Notice. If you have received the Plan, the RSU Award Agreement, the RSU Grant Notice, or any other document related to this RSU Award translated into a language other than English and if the meaning of the translated version is different than the English version, you expressly agree that the English version will control.
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Spanish Translation
Términos y Condiciones
Renuncia de Derechos o Reclamos por Compensación.  Estas disposiciones complementan la Sección 11 del Acuerdo, la cual aclara que el otorgamiento, conclusión del período para hacer exigible (vesting) o la liquidación de su “RSU Award” no garantizan la continuación de sus servicios/relación con el Empleador.
Modificación.  Al aceptar el otorgamiento de su “RSU Award”, usted reconoce y acuerda que cualquier modificación del Plan o del Acuerdo de “RSU Award” o su terminación, no constituirá un cambio o detrimento de los términos y condiciones de su relación con el Empleador, toda vez que este beneficio deriva de una relación comercial entre usted y la Compañía.
Declaración de Política.  El Otorgamiento de su “RSU Award” por la Compañía en virtud del Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna. Bajo este supuesto, queda expresamente aceptado por usted que dicha situación no podrá ser interpretada como un impacto sobre su relación de trabajo con el Empleador de ninguna manera. La Compañía, Sprinklr, Inc., con oficinas registradas ubicadas en 29 West 35th Street, 8th Floor, New York NY 10001, de los Estados Unidos de América, es la única responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones no establece de forma alguna una relación de trabajo entre usted y la Compañía, ya que su participación en el Plan es completamente de naturaleza comercial y su único empleador esuna entidad tercera que lo contrató para prestar servicios en México ("Empleador"), así como tampoco establece ningún derecho entre usted y el Empleador toda vez que éste no patrocina, contribuye, hace pago alguno, otorga ninguna gratificación o compensación o tiene ninguna relación con el Plan, el Acuerdo y/o su “RSU Award”, los cuales son patrocinados única y exclusivamente por la Compañía, la cual es la única parte responsable por contribuir cualesquiera montos en términos del Plan y/o el Acuerdo y es la única parte responsable por realizar cualesquiera pagos u otorgar cualquier gratificación o compensación en términos del Plan, el Acuerdo y/o su “RSU Award”. En términos de lo anterior, usted acuerda y reconoce expresamente para todos los efectos legales a los que haya lugar que no se entenderá que su participación en el Plan, así como cualquier beneficio que derive del mismo, sean parte, deriven de o estén relacionados de cualquier forma con la relación laboral que usted pueda tener con el Empleador. En consecuencia, el “RSU Award” no será considerado para efectos de integración salarial, en el entendido de que sólo aquellas prestaciones que cubre directamente el Empleador con motivo de la relación laboral pueden ser consideradas para tal efecto, lo cual no sucede en el caso del “RSU Award”.
Reconocimiento del Documento del Plan.  Al aceptar el Otorgamiento de su “RSU Award”, usted reconoce que ha recibido una copia del Plan, ha revisado el mismo así como el Acuerdo de “RSU Award” en su totalidad y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo de “RSU Award”.
Adicionalmente, al firmar el Acuerdo de “RSU Award”, reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 11 del Acuerdo ("Award Not A Service Contract") en el cual se aclara que el otorgamiento, conclusión del período para hacer exigible (vesting) o la liquidación de su “RSU Award”, no garantizan la continuación de sus servicios/relación con el Empleador y donde además se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ni  la Compañía, ni cualquier Filial son responsables por cualquier disminución en el valor de las Acciones en relación a su “RSU Award”.
Finalmente, usted declara que no se reserva ninguna acción o derecho para interponer cualquier demanda en contra de la Compañía por cualquier compensación y/o daño o perjuicio alguno, como resultado de su participación en el Plan y, en consecuencia, otorga también el más amplio finiquito al Empleador, así como a la Compañía y cualquier Filial con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
Obligaciones fiscales. Al aceptar el otorgamiento de su “RSU Award” y al firmar el Aviso de Otorgamiento, usted reconoce que es su responsabilidad el revisar y confirmar los efectos fiscales que pudieran derivarse como consecuencia de esta aceptación, con sus asesores fiscales.
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Usted también reconoce que es de su conocimiento que cualquier impuesto generado por el otorgamiento y ejecución de su “RSU Award” deberán ser reconocidos en su declaración o declaraciones mensuales y anuales de impuesto sobre la renta que deberá ser presentada conforme a la ley aplicable y, el impuesto sobre la renta correspondiente deberá ser pagado en tiempo y forma, si hubiera alguno.
No obstante, en caso de que su Empleador estuviese obligado a efectuar la retención de impuestos correspondiente, dependiendo del método de pago de su “RSU Award”, su Empleador le dará una notificación, dentro de los 5 días siguientes a partir del ejercicio de su “RSU Award”, con la intención de informarle que su Empleador realizará la retención de impuesto sobre la renta, la cual sustituirá su obligación de la presentación directa de la declaración mensual provisional de impuesto sobre la renta y el pago de impuestos correspondiente.
Terminación de Servicio Continuo.  Al aceptar el otorgamiento de su “RSU Award” y firmar el Acuerdo de “RSU Award”, usted reconoce que ha leído y aprobado específicamente y de manera expresa los términos y condiciones de la Sección 5(a)(iv) del Plan (“Termination of the employment relationship or Continuous Service”) la cual aclara que si su relación laboral o Servicio Continuo con el Empleador termina por cualquier razón, cualquier porción de su “RSU Award” que no haya completado el período para ser exigible (vesting) se perderá al momento de dicha terminación y usted no tendrá ningún derecho, propiedad o interés con relación a su “RSU Award”, las Acciones que pudieran emitirse en virtud de su “RSU Award” o cualquier otra forma de compensación con relación a su “RSU Award”.
Adicionalmente a lo anterior, al firmar el Acuerdo de “RSU Award”, usted reconoce que la cual aclara que para efectos de su “RSU Award”, se considerará que su relación laboral o Servicio Continuo ha terminado en la fecha en la cual usted deje de prestar servicios activos al Empleador (sin importar la razón de dicha terminación o si se determina en cualquier momento que dicha terminación es invalida o violatoria a las leyes laborales de la jurisdicción donde usted preste sus servicios o los términos de su contrato de trabajo, en caso de aplicar) y que su derecho a hacer exigible (vest) su “RSU Award” en los términos del Plan, en caso de aplicar, terminará a partir de dicha fecha y no se extenderá por cualquier período de aviso previo a la terminación, de suspensión (garden leave) o cualquier período similar que sea aplicable en términos de las leyes laborales de la jurisdicción donde usted preste sus servicios o los términos de su contrato de trabajo, en caso de aplicar, así como que el Administrador del Plan tendrá la discreción exclusiva para determinar el momento a partir del cual usted no esté prestando servicios activamente para efectos de su “RSU Award” (así como para determinar si se considerará que usted está prestando servicios durante un período de ausencia [leave of absence]).
Idioma.  Usted reconoce dominar y conocer el idioma inglés lo suficiente o en su defecto, que ha consultado con un experto que domina y conoce el idioma inglés lo suficiente para que usted tenga un entendimiento completo y preciso de todos y cada uno de los términos y condiciones del Plan, del Acuerdo y del Aviso de Otorgamiento. Si usted ha recibido una copia del Plan, el Acuerdo, el Aviso de Otorgamiento o cualquier otro documento relacionado con su “RSU Award” traducido a cualquier idioma que no sea inglés y si en su caso el significado de dicha traducción es distinto al de la versión en inglés, usted acepta expresamente que la versión en inglés prevalecerá.
Netherlands

Prohibition Against Insider Trading. You should be aware of the European insider trading rules, which may affect the sale of shares of Common Stock acquired under the Plan. In particular, you may be prohibited from effecting certain share transactions if you have insider information regarding the Company. If it is uncertain whether the insider rules apply, the Company recommends that you consult with a legal advisor. The Company cannot be held liable if you violate the insider trading rules applicable in the Netherlands. You are responsible for ensuring your compliance with these rules.
Under Article 14 of the Market Abuse Regulation ((EU) Regulation 596/2014), anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the price of the securities, regardless of the development
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of the price. The insider could be any employee of the Company or an Affiliate in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain participants may have inside information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such inside information. By entering into this RSU Award Agreement and participating in the Plan, you acknowledge having read and understood the notification above and acknowledge that it is your responsibility to comply with the Dutch insider trading rules, as discussed herein.
Securities Disclaimer. The grant of the RSU Award is exempt or excluded from the requirement to publish a prospectus under the Prospectus Regulation ((EU) Regulation 2017/1129). The Awards are not transferable and are not deemed to qualify as an offering of securities in the Netherlands within the meaning of the Prospectus Regulation. To the extent that a supervisory body would qualify the offering of Awards or its underlying securities as an offering of securities within the meaning of the Prospectus Regulation, such offering will only be made in reliance on Article 1(4) of the Prospectus Regulation provided that no such offering of securities shall require Sprinklr, Inc. to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
Saudi Arabia

Securities Law Information. This document may not be distributed in Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document you should consult an authorized financial adviser.
Singapore
Restriction on Sale of Shares. Shares of Common Stock acquired under the Plan prior to the six (6) month anniversary of the date of grant may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made: (i) more than six months after the date of grant; or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289) of Singapore (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA, which the Company understands is applicable in this case.
Securities Law Information. The RSU Award is being granted to you pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Obligation. You acknowledge that if you are the Chief Executive Officer (“CEO”) or a director, as defined under the Companies Act (Chapter 50) of Singapore (“Singapore Companies Act”) of a Singapore Affiliate, you are subject to certain disclosure requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Affiliate in writing of any interest in shares, debentures, rights or options (e.g., RSU Awards or shares of Common Stock) in the Singapore Affiliate and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of: (i) its acquisition or disposal; (ii) any change in previously disclosed interest (e.g., when the shares of Common Stock are sold); or (iii) becoming a CEO or a director.
Personal Data. Paragraph 12(a) of the RSU Award Agreement is deleted and replaced with the following:
“You explicitly and unambiguously acknowledge and consent to the collection, use, disclosure and transfer, in electronic or other form, of your Personal Data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing
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your participation in the Plan. You understand that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (No. 26 of 2012) (“PDPA”). You may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your RSU Award. You understand that Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that the purposes for which your Personal Data will be collected or held may continue to apply even in situations where your employment with your employer has been terminated or altered. You may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.”
South Korea

Data Privacy. The following provision supplements Section 12 (Data Privacy) of the RSU Award Agreement:
Under the Personal Information Protection Act (“PIPA”), the Company must obtain written consent from you in a prescribed manner in order to process (i.e., collect, use, and transfer to third parties) your personal information.
Foreign Asset / Account Reporting. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts holding shares of Common Stock, etc.) in countries that have not entered into an "inter-governmental agreement for automatic exchange of tax information" with Korea to the Korean tax authority and file a report with respect to such accounts where the aggregate balance of accounts held in an offshore financial institution on any end date of each month during a calendar year exceeds KRW 0.5 billion (or an equivalent amount in foreign currency). You should consult your personal tax advisor regarding reporting requirements in Korea, including whether or not there is an applicable inter-governmental agreement between Korea and any other country where you may hold shares of Common Stock or cash acquired in connection with the Plan.
Spain

No Entitlement for Claims or Compensation. The following provision supplements Section 11 of the RSU Award Agreement that clarify that the grant, vesting, or settlement of RSU Award does not give you a right to continued service/employment:
By accepting the grant of RSU Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make grants of RSU Awards under the Plan to individuals who may be Consultants, Directors, Employees and Non-Employee Directors throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSU Awards will not economically or otherwise bind the Company or any Affiliate, including the employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the grant of RSU Awards is made on the assumption and condition that the RSU Awards shall not become part of any employment contract (whether with the Company or any Affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever
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shall arise from the RSU Awards, which is gratuitous and discretionary, since the future value of the RSU Awards and the underlying shares of Common Stock is unknown and unpredictable.
You understand and agree that, as a condition of the grant of the RSU Awards, your termination of Service for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any RSU Awards that may have been granted to you and that were not fully vested on the date of termination of your Service. In particular, you understand and agree that, unless otherwise expressly provided for by the Company at the Date of Grant, the RSU Awards will be cancelled without entitlement to the shares of Common Stock or to any amount as indemnification if you terminate employment by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the employer, and under Article 10.3 of Royal Decree 1382/1985.
You also understand that this grant of RSU Awards would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the RSU Awards and any right to the underlying shares of Common Stock shall be null and void.
Securities Law Information. The RSU Award described in the RSU Award Agreement and this Appendix do not qualify under Spanish regulations as securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Foreign Assets Reporting. You may be subject to certain tax reporting requirements with respect to assets or rights that you hold outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds EUR €50,000 as of December 31 each year. Shares of Common Stock acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested awards (e.g., RSU Awards, etc.) are not considered assets or rights for purposes of this reporting requirement.
If applicable, you must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if: (i) the value of previously-reported rights or assets increases by more than EUR €20,000 as of each subsequent December 31, or (ii) upon disposition of the previously-reported rights or assets. You are encouraged to consult with your personal advisor to determine any obligations in this respect.
Share Reporting Requirement. You must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness on a Form D-6. Generally, the declaration must be made in January for shares of Common Stock owned as of December 31 of the prior year and/or shares of Common Stock acquired or disposed of during the prior year; however, if the value of the shares of Common Stock acquired or the amount of the sale proceeds exceeds EUR €1,502,530 (or you hold 10% or more of the share capital of the Company or other such amount that would entitle you to join the Board), the declaration must be filed within one month of the acquisition or disposition, as applicable. You should consult with your personal advisor to determine your obligations in this respect.
Foreign Assets and Transaction Reporting. You may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., shares of Common Stock) and any transactions with non-Spanish residents (including any payments of cash or shares made to you by the Company or a U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed EUR €1,000,000. Once the EUR €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all of your foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. You will generally only be
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required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed EUR €100,000,000, you acknowledge that more frequent reporting will be required.
Sweden

Cash settlement. Notwithstanding any provision of the Plan or the RSU Award Agreement, the RSU Awards may not be settled in cash.
Securities Disclaimer. Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation ((EU) Regulation 2017/1129) and the offering of RSU Awards or their underlying securities will only be made provided that no such offering of securities shall require Sprinklr, Inc. to publish a prospectus pursuant to the EU Prospectus Regulation. This notice does not constitute a prospectus under the EU Prospectus Regulation and has therefore not been approved by or registered with the Swedish Financial Supervisory Authority or any other authority in Sweden.
Exchange Control. You understand and agree that foreign and local banks, financial institutions (including brokers) and others engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding SEK 150,000 in one or several payments, to Swedish authorities (e.g. the Swedish Tax Agency). This requirement may apply even if you have a brokerage account with a foreign broker.
Tax withholding. Upon vesting and settlement of the RSU Awards the benefit, i.e. the fair market value of restricted stock unit awards at the time of vesting and settlement minus the total price paid for the restricted stock unit awards, is taxed as employment income at progressive rates, depending on your yearly income and municipal residency. Your Swedish employer will be responsible for withholding tax and paying employer's contributions, this is the case even if you have moved abroad at the time of the vesting and settlement of the RSU Awards.
The taxable benefit will be added to your salary and other benefits the relevant month in order to determine what amount the Swedish employer should withhold. There is only an obligation to withhold tax from cash salary paid to you the relevant month. Should the cash salary not be enough to cover the tax on the benefit, you will be responsible for paying any additional tax to the Swedish Tax Agency.
Switzerland

Sole Contact and Contractual Partner Information. You acknowledge that the RSU, this RSU Award Agreement, the Annexes and your participation in the Plan do not create any claims against the Employer, either directly or indirectly. Your sole contract and sole contractual partner regarding the Plan and the RSU Award is the Company and the RSU Award does not form part of your contractual compensation.
Continuous Service. Notwithstanding anything else in the Plan or the RSU Award Agreement, the Continuous Service will be deemed to end on the date when a termination notice is issued, regardless of whether the cessation of the employment was lawful, and shall not include any period notice of termination of employment or any period of salary continuance or deemed employment. As a result, if you receive notice of termination your Continuous Service will end on the date you receive such notice.
Securities Law Information. The RSU Award is not intended to be publicly offered in or from Switzerland. Because it is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units and/or the underlying shares of Common Stock: (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a Participant; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
Grant of the RSU Award. The RSU Award is a voluntary gratuity (Gratifikation; gratification) within the meaning of Article 322d Swiss Code of Obligations (CO) as determined at the Company's sole discretion which you
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have no entitlement to and which does not constitute an entitlement for a grant of further Restricted Stock Units or other equities in the future.
Vesting. You acknowledge and confirm that the RSU Award is fully discretionary and that before the Restricted Stock Units have vested you shall not have any right in regard to such Restricted Stock Units.
Disability. For the avoidance of any doubt, “Disability” shall include, but not be limited to, any permanent disability as per the social security laws of Switzerland.
Social Security and Tax: You herewith directly authorize your Employer to make all (if any) applicable social security, insurance and tax deductions resulting from the grant and/or vesting of the RSU or the sale of shares of Common Stock from any compensation owed to you by your Employer, subject to any statutory limitations. If your compensation shall not be sufficient to cover such social security, insurance and tax liabilities, you will indemnify the Employer upon first demand.
Cause. “Cause” shall include, but not be limited to, all reasons entitling to a summary dismissal pursuant to article 337 of the Swiss Code of Obligations (CO) and all justified reasons pursuant to article 340c para. 2 CO, without limiting the definition of Cause as outlined in the Plan. You expressly acknowledge that the definition of Cause as per the Plan shall include any crime or felony under Swiss laws and any breaches against your duties and in respect of the Employer, and not only in respect of the Company.
Language Acknowledgement. You confirm that you have read and understood the documents relating to the Plan, including the Award Agreement, with all terms and conditions included therein, which were provided in the English language only. You confirm that you have sufficient language capabilities to understand these terms and conditions in full.
Sie bestätigen, dass Sie den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden haben. Sie bestätigen, dass Ihre Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen.
Vous confirmez que vous avez lu et compris les documents relatifs au plan, y compris la convention d'attribution, avec toutes les conditions qui y sont incluses, qui ont été fournies en langue anglaise uniquement. Vous confirmez que vous avez des capacités linguistiques suffisantes pour comprendre ces termes et conditions dans leur intégralité.
No Right against Employer. You expressly acknowledge that you shall not have any right or claim under the Restricted Stock Units, the Plan or the RSU Award Agreement against your Employer. You expressly acknowledge and agree that you only have any right and claim against the Company as set out under the Plan and the RSU Award Agreement.
Governing Law and Jurisdiction. You expressly acknowledge and agree to the Governing Law and Jurisdiction clause in the Plan and the RSU Award Agreement and accept that Swiss law does not apply and that Swiss courts do not have any jurisdiction in regard to any claims under the Plan or the RSU Award Agreement.
Taiwan

Data Privacy Acknowledgement. You hereby acknowledge that you have read and understood the terms regarding collection, processing and transfer of Data contained in Section 12 of the RSU Award Agreement and by participating in the Plan, you agree to such terms. In this regard, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in your country, either now or in the future. You understand you will not be able to participate in the Plan if you fail to execute any such consent or agreement.
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Securities Law Information. The offer of participation in the Plan is available only for Employees of the Company and its subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock) into and out of Taiwan up to USD $5,000,000 per year. If the transaction amount is TWD $500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.
If the transaction amount is USD $500,000 or more, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. You should consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
Thailand

Exchange Control Information. When you sell shares of Common Stock issued to you at vesting or if you receive cash dividends paid on the shares of Common Stock, you must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds if the amount of such proceeds received in a single transaction is USD $50,000 or more. You must then either convert such repatriated proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened within any commercial bank in Thailand within 360 days of such repatriation. If the amount of such repatriated proceeds is USD $50,000 or more, you must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. You should consult your personal advisor before taking any action with respect to remittance of proceeds from the sale of shares of Common Stock or receipt of dividends into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.
United Arab Emirates (Dubai)

Securities Law Information. Participation in the Plan is being offered only to eligible Employees, Directors and Consultants and is being offered from outside of the United Arab Emirates. The Plan and the RSU Award Agreement are intended for distribution only to such Employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan and has not approved the Plan or the RSU Award Agreement nor taken steps to verify the information set out therein, and has no responsibility for such documents. Participation in the Plan is not intended to lead to the issue of any securities within the territory of the United Arab Emirates.
United Kingdom

UK Sub-Plan. If you are an Employee (including a Director who is an Employee), your RSU Award is granted under, and is subject to the provisions of, the UK Sub-Plan.
No Cash Alternative. Notwithstanding any other provision of the Plan or the RSU Award Agreement, the RSU Award may not be settled in cash.
Award Not a Service Contract. The following supplements Section 11 of the RSU Award Agreement:
You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your RSU Award, or from the loss or diminution in value of any rights or entitlements in connection with the Plan.
Withholding Obligations. The following supplements Section 4 of the RSU Award Agreement:
As a condition of the vesting of your RSU Award, you unconditionally and irrevocably agree:
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(i)    to place the Company in funds and indemnify the Company in respect of: (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including, to the extent permitted by law, secondary class 1 (employer’s) national insurance contributions for which you are liable and hereby agree to bear); and (3) all liability to national insurance contributions for which the Company is liable and which are formally transferred to you, which arises as a consequence of or in connection with your RSU Award (the “UK Tax Liability”); or
(ii)    to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and
(iii)    if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and
(iv)    if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and
(v)    to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.
Clawback/Recovery. By executing the RSU Award Agreement, you expressly consent in writing to the application of the right of recoupment to your RSU Award in accordance with the terms of Section 9(i) of the Plan.

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Attachment II
2021 Equity Incentive Plan
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RSU Awards – Non-U.S., Non-French
Attachment III
Danish Employer Statement

ARBEJDSGIVERERKLÆRING/EMPLOYER STATEMENT

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til at modtage følgende oplysninger om Sprinklr, Inc.'s ("Selskabet") optionstildeling af Betingede Aktier ("Optionstildeling") i en særskilt skriftlig erklæring. Optionstildelingen sker som følge af din ansættelse i Sprinklr Denmark ApS.
Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the "Stock Option Act"), you are entitled to receive the following information regarding Sprinklr, Inc.'s (the "Company") grant of Restricted Stock Units (the "RSU Grant") in a separate written statement. The RSU Grant is given due to your employment at Sprinklr Denmark ApS.

	Denne erklæring indeholder kun de oplysninger, der er nævnt i loven, medens de øvrige betingelser for Optionstildelingen er detaljeret beskrevet i tildelingsdokument og tildelingsaftalen vedrørende Betingede Aktier (sammen "Tildelingsaftalen") samt i Selskabets 2021 Equity Incentive Plan. I det omfang der måtte være uoverensstemmelser mellem indholdet af denne erklæring og ovennævnte Tildelingsaftale og aktieoptionsplan, finder Tildelingsaftalen og aktieoptionsplanen anvendelse.	This statement contains the information mentioned in the Stock Option Act only, while the other conditions of the RSU Grant are described in detail in the Restricted Stock Unit Grant Notice and the Award Agreement (together the "Award Agreement") and in the Company's 2021 Equity Incentive Plan. In the event that there is any discrepancy between the substance put forward in this statement and the abovementioned Award Agreement and Equity Incentive Plan, the abovementioned Award Agreement and the Equity Incentive Plan shall apply.
1.	TIDSPUNKTET FOR TILDELING AF RETTEN TIL AT KØBE AKTIER	TIME OF GRANT OF THE RIGHT TO PURCHASE SHARES
	Tildelingstidspunktet for de Betingede Aktier er den af Bestyrelsen godkendte dato for tildeling.	The grant date of your Restricted Stock Units is the date the Board approved for issuing grants.
1.	KRITERIER ELLER BETINGELSER FOR TILDELING AF RETTEN TIL SENERE AT KØBE AKTIER	TERMS OR CONDITIONS FOR THE GRANT OF RIGHTS TO FUTURE PURCHASE OF SHARES
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	Optionstildelingen er sket efter Selskabets Bestyrelses frie skøn.	The RSU Grant has been given at the Company's Board's discretion.
1.	UDNYTTELSESPERIODE	EXERCISE PERIOD
[	Begrænsningerne på dine Betingede Aktier vil bortfalde og de Betingede Aktier modnes over 4 år med 25% af de Betingede Aktier på det årlige jubilæum fra det tidspunkt de Betingede Aktier blev tildelt til dig og herefter i 12 lige store kvartalsvise rater i henhold til modningsplanen i Tildelingsaftalen.	The restrictions on your Restricted Stock Units will lapse and the Restricted Stock Units will vest over 4 years with 25% of the Restricted Stock Units vesting on the first anniversary of the date the Restricted Stock Units are granted to you and in 12 equal quarterly instalments thereafter in accordance with the vesting schedule included in your Award Agreement.
1.	UDNYTTELSESPRIS	EXERCISE PRICE
	Der betales ingen Udnyttelseskurs ved modning af de Betingede Aktier og ved Selskabets udstedelse af aktier til dig i overensstemmelse med den ovenfor beskrevne modningsplan.	No Exercise Price is payable upon the vesting of your Restricted Stock Units and the issuance of Company shares to you in accordance with the vesting schedule described above.
1.	DIN RETSSTILLING I FORBINDELSE MED FRATRÆDEN	YOUR RIGHTS UPON TERMINATION OF EMPLOYMENT
Ved din fratræden vil dine Betingede Aktier blive behandlet som beskrevet i Tildelingsaftalen. Betingede Aktier vil bortfalde med omgående virkning i forbindelse med fratræden, medmindre andet er fastsat i henhold til Bestyrelsens fulde diskretionære beslutning.
The terms which regulate the treatment of your Restricted Stock Units upon termination of employment are set out in the Plan. Upon your termination of employment for any reason, any Restricted Stock Units shall terminate and be forfeited immediately, unless otherwise decided in the full discretion of the Board.

1.	DE ØKONOMISKE ASPEKTER AF DELTAGELSE I TILDELINGEN AF BETINGEDE AKTIER	FINANCIAL ASPECTS OF PARTICIPATING IN THE RESTRICTED STOCK UNITS GRANT
	Tildeling af de Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af optionen indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser.	The grant of the Restricted Stock Units has no immediate financial consequences for you. The value of the Restricted Stock Units will not be included in the calculation of holiday allowance, pension contribution or other statutory remuneration calculated on the basis of the salary.
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Aktier er et finansielt instrument, og investering i aktier vil altid være forbundet med en risiko. Således afhænger gevinstmuligheden på udnyttelsestidspunktet udover Selskabets økonomiske forhold bl.a. af den generelle udvikling på aktiemarkedet.	Shares are financial instruments, and investing in shares will always be connected with a risk. Thus, the possibility of profit at the time of exercise will be dependent not only on the Company's financial development but also e.g. on the general development of the share market.

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På vegne af Selskabet/On behalf of the Company

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